UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 24, 2009
RHI ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34102	36-4614616

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1325 Avenue of Americas, 21st Floor, New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (212) 977-9001
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
(a) On December 24, 2009, RHI Entertainment, Inc. (the “Company”) received a notice from The Nasdaq Stock Market (“Nasdaq”) stating that the Company no longer meets the $1.00 per share requirement for continued listing on Nasdaq in accordance with Listing Rule 5450(a)(1). This notice does not result in an immediate delisting of the Company’s common stock from Nasdaq, as a grace period of 180 calendar days (June 22, 2010) is provided under Listing Rule 5810(c)(3)(A). If at anytime during this grace period the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq will provide the Company written confirmation of compliance. If the Company does not regain compliance under Listing Rule 5450(b)(1)(C) within the grace period of 180 days, Nasdaq will provide written notification to the Company that its common stock may be delisted. At that time, the Company may apply for the transfer of its common stock to The Nasdaq Capital Market prior to the delisting date if it satisfies all of the requirements, other than minimum bid price, for initial listing on The Nasdaq Capital Market as set forth in Listing Rule 5505. If the Company elects to apply for such transfer, and the application is approved, the Company would be eligible for an additional 180 calendar day grace period.
In addition, the Company also received a notice from Nasdaq stating that the Company’s common stock failed to maintain a minimum market value of publicly held shares (“MVPHS”) of $5,000,000 for the previous 30 consecutive trading days, as required for continued inclusion on Nasdaq in accordance with Listing Rule 5450(b)(1)(C). This notice does not result in an immediate delisting of the Company’s common stock from Nasdaq, as a grace period of 90 calendar days (March 24, 2010) is provided under Listing Rule 5810(c)(3)(D). To regain compliance, the Company’s MVPHS needs to close at $5,000,000 or more for a minimum of 10 consecutive business days. The Company may apply for transfer of its common stock to The Nasdaq Capital Market prior to the expiration of the 90-day grace period if it satisfies all of the requirements for initial listing on The Nasdaq Capital Market as set forth in Listing Rule 5505.
At this time, neither notification has any effect on the listing of the Company’s common stock on Nasdaq and the Company’s common stock will continue to trade on Nasdaq under the symbol RHIE. The Company is evaluating all of its options following receipt of these notifications and intends to work diligently to attempt to retain listing of its common stock on Nasdaq.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RHI ENTERTAINMENT, INC.
(Registrant)

Date: December 30, 2009	By:	/s/ William J. Aliber
		Name:	William J. Aliber
		Title:	Chief Financial Officer